UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SANSOME STREET 33RD FLOOR
SAN FRANCISCO, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 432-7323

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	WISH	Nasdaq Global Select Market
Preferred Stock Purchase Rights		Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The descriptions of the employment agreements to be entered into by ContextLogic Inc., a Delaware corporation (the “Company”), with Rishi Bajaj and Brett Just, respectively, contained in the section titled “Executive Officers – Employment Agreements” in Item 5.02 below are incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on February 10, 2024, the Company, Qoo10 Inc., a Delaware corporation (“Qoo10 Delaware”), and, for certain specified purposes, Qoo10 Pte. Ltd., a Singapore private limited company, entered into an Asset Purchase Agreement (as amended, the “Purchase Agreement”), pursuant to which the Company has agreed to sell substantially all of its assets to Qoo10 Delaware or its designated affiliate (the “Buyer”), other than (A) federal income tax net operating loss carryforwards and certain other tax attributes of the Company, (B) the Company’s marketable securities held in a specified wealth management account and (C) the Company’s cash and cash equivalents held in that wealth management account, as specified in the Purchase Agreement (the “Asset Sale”).

Board of Directors

On March 27, 2024, the size of the board of directors of the Company (the “Board”) was decreased to consist of a total of five directors, subject to, and effective upon, the closing of the Asset Sale (the “Closing”).

Resignation of Directors

On April 1, 2024, Tanzeen Syed, Julie Bradley, Lawrence Kutscher, Stephanie Tilenius, Hans Tung and Jun (Joe) Yan tendered their respective resignations as members of the Board and from all committees of the Board on which they serve, in each case, subject to, and effective upon, the Closing. Such resignations were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

Rishi Bajaj will continue to serve as a member of the Board following the Closing. As disclosed below, effective upon, and subject to, the Closing, Mr. Bajaj was appointed by the Board on April 1, 2024, as the Company’s Chief Executive Officer. Accordingly, prior to the Closing, Mr. Bajaj will tender his resignation as a member of the Compensation Committee of the Board (the “Compensation Committee”), subject to, and effective upon, the Closing.

Appointment of New Directors

On April 1, 2024, the Board appointed the following directors to fill the vacancies resulting from the resignations and the decrease in the size of the Board referred to above, in each case, subject to, and effective upon, the Closing: Michael Farlekas, Marshall Heinberg, Elizabeth LaPuma and Richard Parisi (collectively, the “New Directors”).

The Board will continue to be divided in three classes, with Mr. Bajaj and Mr. Farlekas designated to serve as Class II directors of the Company (with their terms scheduled to end at the 2024 annual meeting of stockholders); Mr. Heinberg and Ms. LaPuma designated to serve as Class III directors (with their terms scheduled to end at the 2025 annual meeting of stockholders); and Mr. Parisi appointed to serve as a Class I director of the Company (with his term scheduled to end at the 2026 annual meeting of stockholders), in each case, until his or her successor is duly elected and qualified. The Board determined that each of the New Directors is independent under the listing standards of the Nasdaq Stock Market.

Michael Farlekas, age 58. Mr. Farlekas has served as the Chief Executive Officer of Onit, Inc., a provider of legal workflow software and solutions, since January 2024. Prior to serving in that role, he served as the Chief Executive Officer of E2open, LLC, a provider of cloud-based, on-demand supply chain and execution software, from 2015 to 2023. Prior to serving in that role, Mr. Farlekas held positions at Roadnet Technologies, Inc., a provider of fleet management software solutions for private fleets, and RedPrairie Corporation, a provider of warehouse management solutions. Mr. Farlekas graduated from Fairleigh Dickinson University with a B.S. in Mechanical Engineering and from Jacksonville University with an M.B.A. in International Business. Mr. Farlekas brings to the Board 20 years of experience in executive leadership for enterprise software companies.

Marshall Heinberg, age 67. Mr. Heinberg is the founder and has served as the managing director of MAH Associates, LLC, a provider of strategic advisory and consulting services to companies evaluating financing and strategic alternatives, since 2012. He also serves as the chair of the board of directors of Custom Truck One Source, Inc. (NYSE: CTOS) and as a director of Union Carbide Corporation, a subsidiary of Dow Inc. (NYSE: DOW). Previously, Mr. Heinberg served as the chair of the board of directors of PAE, Inc. (NASDAQ: PAE) from 2020 to 2022 and on the boards of directors of Galmed Pharmaceuticals Ltd. (NASDAQ: GLMD) from 2018 to 2022 and ChannelAdvisor Corporation (NYSE: ECOM) from 2019 to 2022. Further, Mr. Heinberg previously served as the chair of the board of directors of Ecology and Environment, Inc. (NASDAQ: EEI), a subsidiary of WSP Global, Inc., from 2017 to 2020, as a director of Universal Biosensors, Inc. (ASX: UBI) from 2010 to 2021 and as an advisor to Burford Capital Limited (NYSE: BUR) from 2015 to 2020. Mr. Heinberg began his investment banking career in 1987 in the corporate finance division of Oppenheimer & Co., Inc. and served as head of the investment banking department and as a senior managing director of Oppenheimer & Co., Inc. from 2008 until 2012. Mr. Heinberg also served as the head of U.S. investment banking of CIBC World Markets from 2001 until 2008. Mr. Heinberg graduated from The Wharton School at the University of Pennsylvania with a B.S. in Economics and from Fordham University School of Law with a J.D. Mr. Heinberg brings to the Board over 35 years of capital markets, business and financial experience in complex and regulated industries.

Elizabeth LaPuma, age 45. Ms. LaPuma most recently served as the Head of the Balance Sheet Advisory Group at UBS Group AG (NYSE: UBS), serving as a Managing Director, from 2020 to 2023, particularly focused on representing financial institutions. She also ran Alvarez & Marsal Holdings, LLC’s Asset Management Services group, from 2013 to 2020, managing a portfolio of assets including a $2.5 billion portfolio of debt and equity investments and approximately another $3.0 billion of international assets. Prior to that, Ms. LaPuma worked in the Financial Advisory Group of BlackRock, Inc. (NYSE: BLK), as well as at Lazard, Inc. (NYSE: LAZ), the global investment bank. Ms. LaPuma currently sits on the boards of directors of WeWork Inc. (OTC: WEWKQ); Digital Media Solutions, Inc. (OTC: DMSL); Ebix, Inc. (OTC: EBIXQ); Enterra Solutions LLC, a private market-leading industrial scale artificial intelligence value chain solutions provider; Foundation Home Loans, a privately held specialist UK mortgage lender; Ionic Digital Inc., a privately digital mining company; Round Hill Capital, a private real estate fund; and Ventura Capital, a private equity firm. Ms LaPuma previously served on the board of directors of Surgalign Holdings Inc. (formerly, OTC: SRGAQ), a global medical technology company before it was acquired in 2023. Ms. LaPuma graduated from The Wharton School at the University of Pennsylvania with a B.S. in Finance and an M.B.A. and from The School of Arts and Sciences at the University of Pennsylvania with a B.A. in International Relations. Ms. LaPuma brings to the Board over 20 years of experience advising on and structuring complex financial transactions, including securities offerings, mergers and acquisitions, and restructurings.

Richard Parisi, age 49. Mr. Parisi is the founder and managing partner of Catania Capital Partners LLC, an investment firm formed in 2020 focused on private equity and other junior capital investments across a range of industries, including telecom, media & technology, financial services and gaming. Prior to serving in that role, Mr. Parisi served as a senior investment professional at Silver Point Capital, L.P. from 2005 to 2020. He currently serves as the chairman of the board of directors of American Broadband Holding Company (d/b/a Fastwyre Broadband), a private broadband, video and voice service provider and a portfolio company of Madison Dearborn Partners, LLC, and Catania Capital. Mr. Parisi previously served on the board of directors of iPCS (formerly, NASDAQ: IPCS), a publicly traded telecom company that was ultimately sold to Sprint Nextel Corporation, from 2006 to 2007, and as the chairman of the board of directors of Affinity Gaming, a locally focused casino operator with properties in Nevada, Missouri, Iowa and Colorado, from 2013 to 2015. Mr. Parisi graduated from Duke University with a B.A. in Chemistry and Economics and received his M.B.A. from the Stanford University Graduate School of Business. Mr. Parisi brings over 25 years of investment and transaction experience to the Board.

Following the Closing:

●	Mr. Farlekas, Ms. LaPuma and Mr. Parisi will serve on the Compensation Committee;

●	Mr. Heinberg, Ms. LaPuma and Mr. Parisi will serve on the Audit Committee of the Board; and

●	Mr. Heinberg and Mr. Farlekas will serve on the Nominating and Corporate Governance Committee of the Board.

There are no arrangements or understandings between any of the New Directors and any other person pursuant to which any of the New Directors was selected as a director, and there are no transactions between any of the New Directors and the Company that would require disclosure under Item 404(a) of Regulation S-K.

As non-employee directors, each of the New Directors will receive compensation according to the Company’s non-employee director compensation program. As a result, on the effective date of each New Director’s appointment to the Board, he or she will be entitled to receive (i) an initial cash award of $150,000 and (ii) restricted stock units (“RSUs”) having an aggregate target value of $150,000, based on the closing price of the Company’s common stock on the date of grant. In lieu of the cash compensation, each New Director can elect to receive RSUs in an equivalent amount, based on the same closing price. All RSUs issued to the New Directors will vest on the first anniversary of the date of grant, subject to prorated vesting (based on the number of whole months of service during the vesting period) if the director’s service terminations prior to the full vesting date. In light of these initial awards, the next annual award of cash and RSUs for non-employee directors will not occur until the 2025 annual meeting of stockholders.

In addition, the Company will enter into an indemnification agreement with each of the New Directors in connection with their appointment to the Board in substantially the form entered into with Mr. Bajaj, which is filed as Exhibit 99.2 to this Current Report.

Executive Officers

Appointment of Executive Officers

On April 1, 2024, subject to, and effective upon, the Closing:

●	Rishi Bajaj was appointed to serve as the Chief Executive Officer of the Company and will replace Jun (Joe) Yan, who will no longer serve in that role after the Closing.

●	Brett Just, the current Chief Accounting Officer and Senior Vice President, Finance of the Company, was appointed to serve as the Chief Financial Officer of the Company and will replace Vivian Liu, who will no longer serve in that role after the Closing.

Rishi Bajaj, age 44. Mr. Bajaj has served as a director of the Company since November 2023. Since 2009, Mr. Bajaj has served as the President and Chief Investment Officer of Altai Capital Management L.P. and is responsible for the management and operation of its investment management business. Prior to founding Altai Capital in 2009, Mr. Bajaj held positions at Silver Point Capital, L.P. and Gleacher Partners, LLC. Mr. Bajaj previously served on the boards of directors of MobileIron, Inc. (formerly, NASDAQ: MOBL) in 2020 and ServiceSource International, Inc. (formerly, NASDAQ: SREV) from 2014 to 2016. Mr. Bajaj graduated from The Wharton School at the University of Pennsylvania with a B.S. in Economics.

Brett Just, age 42. Mr. Just has served as the Company’s Chief Accounting Officer and Senior Vice President, Finance since March 2023. Mr. Just served as Interim co-Chief Financial Officer from June to October 2021. Mr. Just joined the Company as an Assistant Controller in September 2017 and was promoted to Corporate Controller in August 2019 and to Chief Accounting Officer in November 2020. Mr. Just was previously the Controller for the Internet of Things (IOT) Business Unit at Cisco Systems, Inc. from 2016 to 2017 and Assistant Controller for Jasper Wireless from 2013 to 2016, prior to its acquisition by Cisco in March 2016. Mr. Just graduated from UCLA with a B.S. in Business Economics.

There is no arrangement or understanding between either of Mr. Bajaj or Mr. Just, on the one hand, and any other person, on the other hand, pursuant to which he was or is to be selected to serve as an officer of the Company. There are no family relationships between either Mr. Bajaj or Mr. Just and any of the Company’s directors or executive officers. The Company has not entered into any transactions with the foregoing individuals that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreements

On April 2, 2024, Mr. Bajaj and Mr. Just have each entered into offer letters (each an “Offer Letter”) with the Company, subject to, and effective upon, the Closing. If the Purchase Agreement is terminated without a Closing, the Offer Letters will not become effective.

Rishi Bajaj Offer Letter. Under the terms of the Offer Letter for Mr. Bajaj, who was appointed as a non-employee director of the Company in November 2023, he will serve as Chief Executive Officer of the Company for a salary of $1.00 per year, with no bonus opportunity. Mr. Bajaj will report to the Board and will continue to serve as a director. As noted above, because Mr. Bajaj will serve as an executive officer of the Company beginning upon the Closing, he will not serve on any Board committee, including the Compensation Committee on which he currently serves.

Brett Just Offer Letter. Under the terms of the Offer Letter for Mr. Just, he will serve as the Company’s Chief Financial Officer, reporting to the Chief Executive Officer. Mr. Just’s initial base salary will be $550,000 per year, subject to adjustment in accordance with the Company’s employee compensation policies and procedures in effect from time to time. Mr. Just will also be entitled to a $450,000 cash bonus, payable in four equal quarterly installments, with the initial installment paid on May 15, 2024. The vesting of the cash bonus is subject to continuous service on each applicable quarterly vesting date. Mr. Just will also receive a grant of 34,482 RSUs, which will vest on the same schedule (and subject to the same conditions) as his cash bonus.

In connection with his Offer Letter, Mr. Just is also entering into the Company’s prescribed form of Executive Severance and Change in Control Agreement (the “Severance and CIC Agreement”):

Termination Not in Connection with a Change in Control. Pursuant to his Severance and CIC Agreement, Mr. Just is eligible to receive a lump sum cash payment equal to six months of his base salary and an additional lump sum cash payment equal to six months of his benefit premiums if his employment is terminated by the Company without cause or he resigns for good reason, and such termination is not in connection with a change in control. In addition, unless the terms of an equity grant state otherwise, Mr. Just would also be entitled to accelerated vesting of any unvested time-based equity grants that would otherwise have vested within 12 months after his termination date.

Termination in Connection with a Change in Control. Pursuant to his Severance and CIC Agreement, Mr. Just is eligible to receive a lump sum cash payment equal to 12 months of his base salary, an additional lump sum cash payment equal to 12 months of his benefit premiums, and full acceleration of his time-based equity awards if his employment is terminated by the Company without cause or he resigns for good reason, in either case within three months prior to or 12 months after a change in control.

The receipt of the severance benefits described above are subject to Mr. Just’s execution of the Company’s then-standard general release of claims. For purposes of the Severance and CIC Agreements, the terms “cause,” “change in control,” and “good reason” have the following meanings:

“Cause” means an executive officer’s willful and intentional unauthorized use or disclosure of the Company’s confidential information or trade secrets that causes material harm, material breach of any agreement with the Company, material failure to comply with the Company’s written policies or rules, conviction of (or pleading guilty or no contest) to a felony, gross negligence or willful misconduct, continuing failure to perform assigned duties (other than as a result of a disability) or failure to cooperate in good faith with a governmental or internal investigation.

“Good Reason” means a material diminution in the nature or scope of the executive officer’s responsibilities, authority, powers, functions or duties, a material reduction in the executive officer’s base salary, or a requirement that the executive officer relocate more than 50 miles.

“Change in Control” means any person acquires ownership of more than 50% of the Company’s voting stock, a sale of all or substantially all of the Company’s assets, consummation of a merger of the Company with or into another entity if the Company’s capital stock represents less than 50% of the voting power of the surviving entity or its parent, or certain changes in the composition of the Board.

The foregoing summaries of the Offer Letter for Mr. Bajaj and the Offer Letter for Mr. Just (including his Severance and CIC Agreement attached as Exhibit A thereto) do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of those two agreements, copies of each of which are attached to this Current Report as Exhibits 99.3 and 99.4, respectively, and are incorporated herein by reference.

Severance Payments for Outgoing CEO and COO/CFO.

Effective as of, and subject to, the Closing, Mr. Yan and Ms. Liu will no longer serve as executive officers of the Company and each will receive severance payments calculated under their respective Executive Severance and Change in Control Agreements. Under the terms of the Purchase Agreement, the Buyer has agreed to reimburse the Company for the cost of such severance payments.

Item 7.01 Regulation FD Disclosure.

On April 2, 2024, the Company issued a Press Release announcing the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference into this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by ContextLogic Inc., dated April 2, 2024
99.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 20, 2020)
99.3	Offer Letter dated April 2, 2024 between Rishi Bajaj and ContextLogic Inc.
99.4	Offer Letter dated April 2, 2024 between Brett Just and ContextLogic Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Inc.

Date:	April 2, 2023	By:	/s/ Jun (Joe) Yan
Jun (Joe) Yan Chief Executive Officer Principal Executive Officer